EXHIBIT 16(i)

                           ARTHUR B. CARLSON III, CPA
                              7400 METRO BOULEVARD
                                    SUITE 100
                             EDINA, MINNESOTA 55439




                                  May 10, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:    PageLab Network, Inc.


 Ladies and Gentlemen:

I have read Item 4 of PageLab Network, Inc.'s Form 8-K dated May 10, 2000 and am in agreement with the statements contained therein, except that I am not in a position to agree or disagree with PageLab's statements that our dismissal was determined by the Company's Board of Directors or that the Company has changed to the McGladrey & Pullen firm.

                                       Very truly yours,

                                       /s/ Arthur B. Carlson III, CPA

                                       Arthur B. Carlson III, CPA